Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1. Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary Shares, par value €0.10 per share(1)	456(b) and 457(r)(2)	(3)	(3)	(3)	(2)	(2)

Fees to Be Paid	Other	Warrants(1)	456(b) and 457(r)(2)	(3)	(3)	(3)	(2)	(2)

Fees to Be Paid	Other	Rights(1)	456(b) and 457(r)(2)	(3)	(3)	(3)	(2)	(2)

Fees to Be Paid	Other	Units(1)	456(b) and 457(r)(2)	(3)	(3)	(3)	(2)	(2)

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts							—

	Total Fees Previously Paid							—

	Total Fee Offsets							$38,867(4)

	Net Fee Due							—

Exhibit 107

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fees Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fees Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Rule 457(p)

Fees Offset Claims	Playa Hotels & Resorts N.V.	S-3	333-249413	October 9, 2020		$38,867 (4)	Unallocated (Universal) Shelf	(4)	(4)	$356,250,000

Fees Offset Sources	Playa Hotels & Resorts N.V.	S-3	333-249413		October 9, 2020						(2)

(1)

Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividend or similar transaction.

(2)	The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee.

(3)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices.

(4)

The registrant previously registered an indeterminate amount of securities having an aggregate offering price up to $500,000,000, pursuant to a Registration Statement on Form S-3 (Registration No. 333-249413) filed with the Securities and Exchange Commission on October 9, 2020 (the “Prior Registration Statement”) and declared effective on October 20, 2020. As of the date of this registration statement, the registrant sold an aggregate of $143,750,000, representing $15,683 in registration fees, of such securities under the Prior Registration Statement, leaving the balance of $356,250,000, representing $38,867 in registration fees, of such unsold securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $38,867 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder will be available to offset any filing fee payable pursuant to this registration statement, and the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.